Microsoft Word 11.0.6359;UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report June 15, 2005
                        (Date of earliest event reported)

                              METRIS COMPANIES INC.
             (Exact name of registrant as specified in its charter)


         Delaware                    1-12351                 41-1849591
(State or of incorporation)  (Commission file number)       (IRS Employer
                                                          Identification No.)


              10900 Wayzata Boulevard, Minnetonka, Minnesota 55305
                    (Address of principal executive offices)

                                 (952) 525-5020
                         (Registrant's telephone number)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 8.01.  Other Events

On June 15, 2005, Metris Companies Inc. (Registrant) announced today that it has notified the Trustee of its unsecured 10 1/8% senior notes, which are due July 2006, that Metris intends to make an optional principal prepayment of $30 million. The payment is expected to be made on Friday, July 15, 2005. The remaining principal outstanding on the original unsecured senior notes will be $49.1 million as a result of this prepayment.


Item 9.01  Financial Statements and Exhibits

Metris Companies Inc. (Registrant) press release dated June 15, 2005 announcing that it has notified the Trustee of its unsecured 10 1/8% senior notes, which are due July 2006, that Metris intends to make an optional principal prepayment of $30 million. The payment is expected to be made on Friday, July 15, 2005.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            METRIS COMPANIES INC.


Dated:  June 16, 2005                       By:/s/William A. Houlihan
                                                  William A. Houlihan
                                                  Executive Vice President
                                                  and Chief Financial Officer




                                  EXHIBIT INDEX

Exhibit No.       Description

99.1              Metris Companies Inc. press release dated June 15, 2005.